Contact:	Michelle Manoff	Investor Contact:	Tim Clemensen
	Rubenstein Public Relations		Rubenstein Investor Relations
	212-843-8051		212-843-9337
	mmanoff@rubensteinpr.com		tclemensen@rubensteinir.com

Bizzingo appoints ANNA SEIBERT,

FORMER aol AND yAHOO! eXECUTIVE,

AS Advertising STRATEGist

FLEMINGTON, New Jersey, April 3, 2012 – Bizzingo, Inc. (OTCBB: BIZZ), a business-to-business social media company, announced that it has appointed former AOL and Yahoo! Executive, Anna Seibert, as advertising strategist.

Ms. Seibert is a 13-year industry veteran who has been active in digital media since 1998. She has served in sales, account management, and sales business development roles and has built and led category and agency sales teams. During her career, she has developed key relationships across the digital landscape with clients, agencies and various prominent publishers.

Most recently, Ms. Seibert headed her own advertising consultancy firm. Previously, she was senior vice president of sales development at SocialVibe, formerly SVnetwork, a social network focused on engagement marketing. Before her term at SocialVibe Ms. Seivert spent approximately five years at AOL, serving in various executive positions including vice president of agency development, vice president of category development, and travel category director.

Previously, Ms. Seibert served over six years as an executive in advertising sales and strategy at Yahoo!, where her positions included travel category manager,global alliances, and New York sales and account manager. She began her career as a sports sponsorship manager with communications firm Tunheim Partners.

“Anna brings to Bizzingo substantial expertise in digital media with a solid track record in sales and advertising for Internet companies. She will be an extremely important addition to our team,” said Douglas Toth, Bizzingo Chairman and Chief Executive Officer.

Bizzingo is developing a search and social network created especially for businesses. Bizzingo will allow companies to be able to find each other easily, communicate with sales prospects and vendors, and engage cost-effectively with a global business network. Bizzingo’s search engine is designed to return only business results. Bizzingo will provide companies the ability to leverage and expand a brand, product or service.

About Bizzingo, Inc.

Bizzingo is a global social media company that has developed Bizzingo.com as a unified business-to-business social network. Bizzingo is a search and social network designed especially for companies. The Bizzingo network will allow businesses to cost effectively introduce their product or service to a global network of business users, leverage and expand their brand and image, connect all their relationships together, and effectively communicate their marketing message to a targeted audience. It was created for businesses to use social networking as a utility to market, build customer interaction, and sell goods and services more effectively.

Bizzingo will provide a channel to negotiate transactions devoid of personal networking clutter, creating the ideal platform for business via social networking. As the first true business-to-business social platform, Bizzingo also is designed to allow businesses a way to find each other by keyword and view promotional information, as well as synchronously communicate with their users. Bizzingo's profiling system will create one of the most detailed business databases in the world, delivering targeted search engine results. For additional information, visit www.bizzingo.com

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of Bizzingo, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein, are "forward-looking statements," including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth: the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "intended" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and are available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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